UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 15, 2007

MONTAGU RESOURCES CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-52476

(Commission File Number)

N/A

(IRS Employer Identification No.)

900-555 Burrard Street, Vancouver, BC V7X 1M8

(Address of principal executive offices and Zip Code)

800-295-8840

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 5, 2007, our Board of Directors approved a 25 for one (1) forward stock split of our authorized, issued and outstanding shares of common stock. The forward stock split was effective with the Secretary of State of Nevada on March 15, 2007. As a result, our authorized capital increased from 100,000,000 shares of common stock with a par value of $0.00001 to 2,500,000,000 shares of common stock with a par value of $0.00001. Our issued and outstanding share capital increased from 6,011,000 shares of common stock to 150,275,000 shares of common stock.

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Item 7.01	Regulation FD Disclosure

The Forward Stock Split will become effective with NASDAQ’s Over-the-Counter Bulletin Board at the opening for trading on March 15, 2007 under the new stock symbol “MNGU”. The new CUSIP number is 611778 20 0.

Item 9.01	Financial Statements and Exhibits.
3.1	Certificate of Change filed with the Secretary of State of Nevada filed and effective on March 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONTAGU RESOURCES CORP.

/s/ Sadru Mohamed

Sadru Mohamed

President, Treasurer and Director

Date:	March 15, 2007

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